AMENDMENT TO PUT/CALL AGREEMENT

This Amendment dated as of February _25__, 2013 (this “Amendment”) to that certain Put/Call Agreement (the “Agreement”) dated as of November 1, 2012 by and among Emeritus Corporation  (“Emeritus”), EmeriCare NOC LLC (“Buyer”) and each of the Minority Members set forth on the signature pages hereto and thereto.

WHEREAS, Section 10(e) of the Agreement provides for the amendment of the terms of the Agreement upon the written agreement of all of the parties to the Agreement, and the parties desire to amend the Agreement as set forth herein;

NOW, THEREFORE, in consideration of the above premises, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.            Defined Terms. All capitalized terms used but not defined herein shall have the meanings ascribed to them in the Agreement.

2.            Section 4(a).  Section 4(a) shall be deleted and replaced in its entirety with the following:

(a)           The purchase price per Minority Unit payable by Buyer to a Minority Member for the Minority Units shall be calculated as follows:

(i)           first, by multiplying the NOC EBITDA for the 12-month period ending on the last day of the calendar month immediately preceding the date of the Put/Call Notice by six (such product, the “Aggregate Value”);

(ii)           second, by adding to the Aggregate Value an amount equal to cash as set forth on NOC’s balance sheet as of the last day of the calendar month immediately preceding the date of the Put/Call Notice (the “Aggregate Value Adjusted for Cash”)

(iii)           third, by subtracting the amount of NOC’s indebtedness for borrowed money that is outstanding (as of the last day of the calendar month immediately preceding the date of the Put/Call Notice), the proceeds of which have been, are being or will be utilized by or for the benefit of NOC (such amount of indebtedness, the “Indebtedness”) from the Aggregate Value Adjusted for Cash (such amount, the “Adjusted Aggregate Value”);

(iv)           fourth, by dividing the Adjusted Aggregate Value by the total number of outstanding Units of the Company (such amount, the “Unit Price”); and

(v)           fifth, by multiplying the Unit Price by the number of Minority Units held by the Minority Member subject to the Put Right or Call Right, as applicable (such Units, the “Purchased Units”);

such final amount as calculated pursuant to this Section 4(a)(i) through (v), the “Aggregate Purchase Price”.  For the avoidance of doubt, Exhibit A to this Amendment sets forth sample calculations of the Unit Price.

3.            Acknowledgment.  The parties hereby acknowledge and agree that, upon the closing of the $50 million credit facility with KeyBank National Association (the “Term Loan”), the proceeds from the initial funding under the Term Loan that are retained by NOC and not distributed to its sole shareholder (which is currently proposed to be an amount equal to $5,000,000), are deemed to be by and for the benefit of NOC.  The Minority Members hereby further acknowledge, that upon the closing of the Term Loan, the Board of Managers of the Company, in its discretion, may, in accordance with the LLC Agreement, make a distribution of any distributions received by the Company in connection with the Term Loan to the Members in proportion to their respective Percentage Interests.  The parties hereby further acknowledge and agree that the amount of any distributions from NOC to its sole shareholder funded from the proceeds of any indebtedness for borrowed money shall not be deemed proceeds “by or for the benefit of NOC” for the purposes of determining Indebtedness under Section 4(a)(iii) of this Agreement.
4.            Effect on the Agreement. Except as provided in this Amendment, the Agreement shall remain in full force and effect and unmodified.

5.            Governing Law. This Amendment shall be construed and interpreted in accordance with the laws of the State of Delaware applicable therein, and each of the parties hereto expressly agrees to the jurisdiction of the courts of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions that could cause the applications of the laws of any jurisdiction other than the State of Delaware.

6.            Counterparts. This Amendment may be executed in one or more counterparts, all of which together shall constitute one agreement binding on the parties hereto.  Delivery of an executed signature page to this Amendment, or any amendment, waiver, consent or supplement hereto or thereto, by facsimile transmission or electronic mail (including.PDF format) shall be as effective as delivery of a manually signed counterpart hereof.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date first set forth above.

EMERITUS:

EMERITUS CORPORATION

By:  /s/ Mark A. Finkelstein
Mark A. Finkelstein
EVP, Corporate Development & General Counsel

BUYER:

EMERICARE NOC LLC

By:  /s/ Mark A. Finkelstein
Mark A. Finkelstein
EVP, Corporate Development & General Counsel

MINORITY MEMBERS:

AFFECTIONATE HOME HEALTH CARE, LLC

By:
Dale Clift
CEO

By:
JAMIE S. HYNES

By:  /s/ Kimberly A. Wier
KIMBERLY A. WIER